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BUSINESS CORPORATIONS ACT
FORM 3

Certificate of Continuance

GOLDBELT RESOURCES LTD.

I hereby certify that the above-mentioned corporation was continued into Yukon, as set out in the attached Articles of Continuance, under section 190 of the Business Corporations Act.

[Seal]
[Signed]
Corporate Access Number: 29005	M. Richard Roberts
Date of Continuance: 2001-08-27	Registrar of Corporations

BUSINESS CORPORATIONS ACT
(Section 190)

Form 3-01

ARTICLES OF CONTINUANCE

1.	Name of Corporation:

Goldbelt Resources Ltd.
2.	The classes and any maximum number of shares that the corporation is authorized to issue:

An unlimited number of common shares without par or nominal value
3.	Restrictions, if any, on share transfers:

None
4.	Number (or minimum or maximum number) of Directors:

A minimum of three (3) and a maximum of ten (10)
5.	Restrictions, if any, on businesses the corporation may carry on:

None
6.	If change of name effected, previous name:

None
7.	Details of Incorporation:

Incorporated under the Company Act (British Columbia) on July 23, 1976 as a specially limited company with the name Goldbelt Mines Inc. (Non-Personal Liability), converted to a limited company pursuant to the Company Act (British Columbia) with the name Goldbelt Mines Inc. on October 5, 1984, amalgamated with North American Metal Corporation on October 22, 1984 as one company with the name Goldbelt Mines Inc., changed its name to Goldbelt Resources Ltd. on July 15, 1991 and amalgamated with Comptoir International du Commerce Ltee on July 9, 1997 as one company with the name Goldbelt Resources Ltd.
8.	Other provisions, if any:

The Directors of the Corporation may, between annual general meetings of the Corporation, appoint one or more additional directors to serve until the next annual general meeting but the number of additional directors shall not at any time exceed one third of the number of directors who held office at the expiration of the last annual general meeting, and in no event shall the total number of directors exceed the maximum number of directors fixed pursuant to paragraph 4 of the Articles of Continuance.

Meeting of Shareholders may be held at Vancouver, British Columbia, Canada, or such other place or places as the directors in their absolute discretion may determine from time to time.

9.	Date	Signature	Title
	June 22, 2001	[Signed]	Director
BRIAN C. IRWIN
[Stamp: Filed August 27, 2001]